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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our reports dated April 20, 2012 relating to the consolidated financial statements of Southcross Energy LLC, the combined financial statements of Southcross Energy Predecessor, and the balance sheet of Southcross Energy Partners, L.P. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Dallas, TX
April 20, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM